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CONSENT OF INDEPENDENT AUDITORS


We consent to the use in Post-Effective Amendment NO. 19 to Registration Statement No. 33-12531 of Prudential Balanced Fund (formerly the Prudential Allocation Fund) of our report dated September 16, 1996, appearing in the Statement of Additional Information, which is included in such Registration Statement, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is also included in such Registration Statement.




Deloitte & Touche LLP
New York, New York
September 25, 1997